                                                                     Exhibit 3.2

                      A Private Company Limited by Shares

                           Memorandum of Association

                          of K.H. Shelf Company Ltd.
                             -----------------------
     1    The Name of the Company: In Hebrew:  K.H. Hevrat Madaf No. 12 Ltd.
          -----------------------
                                   In English  K.H. Shelf Company Ltd.
                                               -----------------------

     2.   The Objects for which the Company was founded are:
          -------------------------------------------------

          (a)  To import and export hi-tech products to and from Israel.

          (b) To consult, develop, apply, manufacture, market and sell hi-tech products in Israel and abroad.

          (c) To import, export, manufacture, develop, market, distribute and sell any product in Israel and abroad.

          (d) To assist in and promote the establishment of enterprises and corporations and to participate in the ownership thereof.

          (e) To acquire or otherwise obtain and use patents and rights in relation to patents and rights of invention, knowledge, licenses, protections and concessions which may be of advantage to the Company, and to engage in the development and improvement of patents, inventions or rights which the Company has acquired or desires to acquire for itself.

          (f) To undertake business as a property owner or owner of trading rights, to execute all contracts, to undertake or implement all manner of commercial financial activities, to finance and to manage any other business and to engage in any matter which will, directly or indirectly, advance the interests of the Company.

          (g) To acquire in any manner whatsoever, and to hold, shares of any other company, or to enter into partnership, co-operation or profit participation with any company, business operation or person engaged in one of the businesses included in the objects of the Company or which may be, directly or indirectly, of advantage to the Company.

          (h) To purchase, lease, exchange, hire or acquire in any other manner, and hold as assets or benefits, all types of property, buildings, franchises, discounts, rights of priority, concessions, licenses, machinery, vehicles, merchandise, work machinery and all manner of real property or chattels required by it or which may be suitable for its purposes or in relation to its businesses.

          (i) To exercise all authorities specified in the Articles of Association of the Company and all other authorities which may be required for the realization of the objects of the Company.

          (j) To undertake any other object not related to the aforementioned objects which the Company may see fit, and any other matter which the Company may see fit from time to time as aforesaid shall be deemed a separate object forming part of the objects of the Company.

     3.   The liability of the members:
          ----------------------------

          The liability of the members is limited.

     4.   The Share Capital:
          -----------------

          The Company's registered share capital is 19,800 New Israeli Shekels divided into 19,800 ordinary shares of 1 New Israeli Shekel each.

     We, the undersigned, desire to incorporate a company in accordance with this Memorandum of Association and each of us agrees to subscribe to the number of shares in the Company's capital as written next to his name.

     Names of the         Identity      Description    Number of    Signature
     Subscribers          numbers       and address    shares

     1. K.H. Neemanim     51-116277-8   Company        1 ordinary   [signed]
        Ltd.                            22 Yavne St.   share
                                        Tel Aviv

     2. Kleinhendler      51-119196-4   Company        1 ordinary   [signed]
        and Levi Ltd.                   22 Yavne St.   share
                                        Tel Aviv
                                                       Total: 2 ordinary shares

     Date: May 10, 1992   Witness to the above signatures: Irit Forein, Advocate